Exhibit 99.1

1st Choice Aerospace Inc.
Combined Statement of Assets Acquired and Liabilities Assumed
As of December 31, 2018

Table of Contents

Item	Page
Report of Independent Certified Public Accountants	2
Combined Statement of Assets Acquired and Liabilities Assumed	3
Notes to Combined Statement of Assets Acquired and Liabilities Assumed	4

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
1st Choice Aerospace Inc.
We have audited the accompanying combined statement of assets acquired and liabilities assumed of 1st Choice Aerospace Inc. (a Florida corporation) and 1st Choice Aerospace Inc. (an Ohio corporation) (collectively, the “Company”), as of December 31, 2018 and the related notes to the combined statement of assets acquired and liabilities assumed.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of the combined statement of assets acquired and liabilities assumed in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement of assets acquired and liabilities assumed that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on the combined statement of assets acquired and liabilities assumed based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of assets acquired and liabilities assumed are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement of assets acquired and liabilities assumed and related notes thereon. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined statement of assets acquired and liabilities assumed, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined statement of assets acquired and liabilities assumed in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement of assets acquired and liabilities assumed and related notes thereon.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined statement of assets acquired and liabilities assumed referred to above present fairly, in all material respects, the combined assets acquired and liabilities assumed of the Company as of December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 1 of the combined statement of assets acquired and liabilities assumed, which describes that the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of VSE Corporation and are not intended to be a complete presentation of the financial position of the Company. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

Arlington, Virginia
April 4, 2019

1st Choice Aerospace Inc.
Combined Statement of Assets Acquired and Liabilities Assumed
As of December 31, 2018
(in thousands)

Assets acquired
Current assets:
Cash and cash equivalents	$796
Receivables	6,757
Inventories	7,271
Other current assets	382
Total current assets	15,206
Property and equipment	4,044
Other assets	333
Total assets acquired	$19,583

Liabilities assumed
Accounts payable	$2,788
Accrued expenses and other liabilities	2,184
Total liabilities assumed	$4,972

Net assets acquired	$14,611

The accompanying notes are an integral part of the combined statement of assets acquired and liabilities assumed.

1st Choice Aerospace Inc.
Notes to Combined Statement of Assets Acquired and Liabilities Assumed
As of December 31, 2018

(1) Description of Transaction and Basis of Presentation

Description of Transaction

On January 10, 2019, VSE Aviation, Inc. (“VSE Aviation”), a wholly owned subsidiary of VSE Corporation (“VSE”), and VSE entered into a definitive Share Purchase Agreement (the “SPA”) to acquire two privately held aviation supply chain management companies, 1st Choice Aerospace Inc., a Florida corporation, and 1st Choice Aerospace Inc., an Ohio corporation, (collectively referred to herein as the “1st Choice Aerospace” or the "Company"), by acquiring all of their outstanding common stock (the “Acquisition”). The Company, with operations in Florida and Kentucky, is a provider of component maintenance, repair and overhaul ("MRO") services for new generation and legacy commercial aircraft.

As set forth in the SPA, VSE Aviation acquired all of 1st Choice Aerospace's outstanding common stock on January 10, 2019 for an initial purchase price of $112 million paid in cash at the closing of the Acquisition (the “Closing”). The purchase price is subject to certain other adjustments pursuant to the SPA, including in respect of 1st Choice Aerospace's closing net working capital.  Also, VSE Aviation will be required to make additional purchase price payments consisting of up to $40 million, if certain “gross profit” (as defined in the SPA) financial targets are satisfied by 1st Choice Aerospace on a combined basis during 2019 and 2020.

Basis of Presentation

The accompanying financial statement is not a complete set of financial statements, but rather it presents the assets acquired and liabilities assumed in the acquisition of 1st Choice Aerospace as of December 31, 2018. In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Combined Statement of Assets Acquired and Liabilities Assumed of 1st Choice Aerospace is provided in lieu of certain historical financial information of 1st Choice Aerospace required by Rule 3-05 and Article 11 of SEC Regulation S-X.

The accompanying Combined Statement of Assets Acquired and Liabilities Assumed has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The combined accounts include the accounts and transactions of 1st Choice Aerospace, which represents two legal entities under common management and control, and therefore intercompany balances and transactions have been eliminated in combination.

(2) Summary of Significant Accounting Policies

The use of the terms “we” and “our” in the following sections is attributed to 1st Choice Aerospace.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates. Significant estimates affecting the Combined Statement of Assets Acquired and Liabilities Assumed include, but are not limited to, valuation of inventory and reserves for warranty obligations.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Receivables and Allowance for Doubtful Accounts

Receivables are recorded at amounts earned less an allowance for doubtful accounts. We review our receivables regularly to determine if there are any potentially uncollectible accounts. We assess the adequacy of these reserves by considering general factors, such as the length of time individual receivables are past due and historical collection experience.

1st Choice Aerospace Inc.
Notes to Combined Statement of Assets Acquired and Liabilities Assumed
As of December 31, 2018

Inventories

Inventories are stated at lower of cost or net realizable value. We write-off excess and obsolete inventory based upon historical experience, sales trends, specific categories of inventory, and age of on-hand inventory. Our inventory primarily consists of commercial aviation engine accessories and parts.

Inventories at December 31, 2018 consists of the following (in thousands):

Aircraft engine accessories and parts, components and finished goods	6,617
Work in process	654
Total	$7,271

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and includes $633 thousand of labor costs associated with the development of internally fabricated machinery and equipment. Labor costs incurred to develop internally fabricated equipment are capitalized and depreciated over the estimated useful lives of the equipment once placed in service. Depreciation is calculated using the straight-line method over the estimated economic lives of the assets, which range from two to 10 years for furniture, machinery and equipment.

Property and equipment at December 31, 2018 consists of the following (in thousands):

Machinery and equipment	$4,005
Furniture, fixtures, and other	39
Total property and equipment	$4,044

(3) Commitments and Contingencies

The Company’s principal commitments consists of non-cancellable leases for its offices and warehouses.  Rental expense associated with these leases is recognized on a straight-line basis with differences between expense recognized and contractual payments captured as deferred rent in accrued expenses and other liabilities on the accompanying Combined Statement of Assets Acquired and Liabilities Assumed.  Such amount is not material as of December 31, 2018.  The aforementioned leases are assumed by VSE Aviation as part of the aforementioned Acquisition on January 10, 2019 and related deferred rent will reset as part of the purchase price allocation.

The Company is from time to time subject to various claims, pending and threatened litigation or other legal proceedings, investigations and/or regulatory proceedings arising in the normal course of business, including, among others, those relating to product liability claims, employment matters, worker’s compensation claims, contractual disputes, product warranty claims and alleged violations of various laws and regulations. The Company accrues for known individual matters using estimates of the most likely amount of loss where it believes that it is probable the matter will result in a loss when ultimately resolved and such loss is reasonably estimable. The Company is not aware of any existing matters that would have a material adverse effect on the Company’s combined statement of assets acquired and liabilities assumed.

(4) Subsequent Events

Subsequent events have been evaluated through April 4, 2019, the date the Combined Statement of Assets Acquired and Liabilities Assumed was available to be issued. The Company is not aware of any subsequent events that would require recognition or disclosure in the accompanying Combined Statement of Assets Acquired and Liabilities assumed, except for the acquisition of the Company by VSE Aviation on January 10, 2019.